EXHIBIT 23.1

HAROLD Y. SPECTOR, CPA        SPECTOR & WONG, LLP           80 SOUTH LAKE AVENUE
CAROL S. WONG, CPA       CERTIFIED PUBLIC ACCOUNTANTS                  SUITE 723
                                (888) 584-5577        PASADENA, CALIFORNIA 91101
                                FAX (626) 584-6447
                            spectorwongcpa@aol.com






            CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTANT FIRM


     We hereby consent to the inclusion in this annual report on Form 10-KSB under the caption "Experts", the reference to our report dated March 30, 2006 with respect to the Consolidated Financial Statements of Circle Group Holdings, Inc. for the year ended December 31, 2005.





/s/ Spector & Wong, LLP
----------------------------
Spector & Wong, LLP
Pasadena, California
March 31, 2006